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                                   Exhibit 3.1

                            ARTICLES OF INCORPORATION


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                            ARTICLES OF INCORPORATION
                                       OF
                           FARMERS NATIONAL BANC CORP.

         The undersigned incorporators, acting as the incorporators of Farmers National Banc Corp., under the Ohio General Corporation Laws (ORC 1701.01-99), hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation is Farmers National Banc Corp.

                                   ARTICLE II

         The place in the State of Ohio where the principal office of the corporation is to be located is in the City of Canfield, County of Mahoning.

                                   ARTICLE III

         The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Laws (ORC Sections 1701.01 et seq.).

                                   ARTICLE IV

         The aggregate number of common shares which the Corporation shall have authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares each of no ($0.00) par value. The total number of authorized and outstanding shares of common stock shall be changed from time to time to reflect economic conditions of the corporation and business opportunities available to the shareholders of the corporation. Shares of the authorized and outstanding common stock may be redeemed by the corporation at a regularly or specially called meeting for said purpose. Furthermore, the corporation, through its Board of Directors, shall have the power to purchase, hold, sell and transfer the shares of its own capital stock provided that it does not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of its capital, except where otherwise permitted by law, and provided further that shares of its own capital stock belonging to it are not voted upon directly or indirectly.

                                    ARTICLE V

         The amount of stated capital with which the corporation will commence business is at least One Thousand Dollars ($1,000.00).

                                   ARTICLE VI

         The Board of Directors of the corporation is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and without action by the shareholders, to use and apply such surplus or any part thereof at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors of the corporation shall deem expedient to the extent not prohibited by law.

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                                   ARTICLE VII

         Each officer, director or member of any committee designated by the Board of Directors of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of accounts or reports made to the corporation by any of its officers or employees or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the corporation or by any such committee or in relying in good faith upon other records of the corporation.

                                  ARTICLE VIII

         The number of directors constituting the Board of Directors is nine
(9), and the names and addresses of the persons who are to serve as directors until the annual meeting of shareholders or until their successors are elected and shall qualify are:

         Richard L. Calvin             Rollin F. Schreiber
         P.O. Box 88                   P.O. Box 65
         Canfield, Ohio 44406          North Jackson, Ohio 44451

         James Centofanti              William D. Stewart
         8943 Knauf Road               248 Bradford Drive
         Canfield, Ohio 44406          Canfield, Ohio 44406

         Fred A. Coope                 Myron R. Williams
         17 Court Street               P.O. Box 74
         Canfield, Ohio 44406          Canfield, Ohio 44406

         John Holowach                 Genevieve Delfs Ewing
         2081 Canfield Road            4621 Brookwood Road
         Youngstown, Ohio 44511        Youngstown, Ohio 44512

         Joseph 0. Lane
         1350 Niles Canfield Rd.
         Mineral Ridge, Ohio 44440

After the terms of the initial Board of Directors, the Board shall consist of such number of directors as shall be fixed and determined by the Code of Regulations of the corporation.

                                   ARTICLE IX

         The names and addresses of the incorporators of Farmers National Banc Corp are:

                               Rollin F. Schreiber
                                   P.O. Box 65
                            North Jackson, Ohio 44451

                                  John Holowach
                               2081 Canfield Road
                             Youngstown, Ohio 44511

                                 Joseph 0. Lane
                            1350 Niles Canfield Road
                            Mineral Ridge, Ohio 44440

                                  Fred A. Coope
                                 17 Court Street
                              Canfield, Ohio 44406

                                Myron R. Williams
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                                147 Court Street
                              Canfield, Ohio 44406

                               William D. Stewart
                               248 Bradford Drive
                              Canfield, Ohio 44406

                                    ARTICLE X

         A. In the absence of fraud, no contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more of the directors of the corporation are or become directors or officers of such other corporation, firm, syndicate or association, or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contract or transaction, provided, that the fact such director or directors of the corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board of Directors of the corporation. Any director or directors of the corporation who is (are) also a director or officer of such other corporation, firm, syndicate or association, or a member of such partnership, or joint venture, or is pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and, in the absence of fraud, and as long as he acts in good faith, any such director may vote thereat to authorize any such contract or transaction with like force and effect as if he were not a director or officer of such corporation, firm, syndicate or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction.

         B. The corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, by reason of the fact that he is or was a director of this corporation, or any corporation (hereinafter referred to as "subsidiary corporation") of which more than 50 per cent of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the "subsidiary corporation," against expenses (including those reasonably incurred by him) in connection with such action, suit and proceeding if the principal issue of such action, suit or proceeding involved or involves a contract or transaction by and between the corporation and such "subsidiary corporation" and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the "subsidiary corporation." Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action, suit or proceeding.

                                   ARTICLE XI

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee, which committee shall have and may exercise, to the extent provided by law, all of the authority of the Board of Directors in the management of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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                                   ARTICLE XII

         Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation. No shareholder shall have the right to vote cumulatively in the election of Directors.

                                  ARTICLE XIII

         Upon the offering or sale for cash of shares of stock of the corporation, each shareholder shall have the right, during a reasonable time, and on reasonable terms fixed by the directors, to purchase such shares in proportion to their respective holdings of shares of the corporation, unless the shares offered or sold are: (a) treasury shares; (b) issued as a share dividend;
(c) issued or agreed to be issued for consideration other than money; (d) issued by the Board of Directors; (e) issued or agreed to be issued upon conversion of convertible shares authorized in the Articles, or upon exercise of the conversion rights conferred and authorized by the Board of Directors; (f) offered to shareholders in satisfaction of their pre-emptive rights and not purchased by such shareholders, and thereupon issued and agreed to be issued for a consideration not less than that at which such shares were so offered to such shareholders, less reasonable expenses, compensation or discount paid or allowed for sale, underwriting or purchase of such shares, unless by the affirmative vote or written order of the holders of two-thirds of the shares otherwise entitled to such pre-emptive rights, if pre-emptive rights are restored as to any of such shares not theretofore issued or agreed to be issued; (g) released from pre-emptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares entitled to such preemptive rights. Any such vote or consent shall be entered into the records of the corporation and shall be binding on all shareholders and their transferees for the time specified in such vote or consent up to but not exceeding one year, and shall protect all persons who within such time acquire the shares or options on or conversion or other rights with respect to the shares so released; (h) released from pre-emptive rights by the affirmative vote or written consent of the holders of a majority of the shares entitled to such pre-emptive rights, for offering and sale, or the grant of options with respect thereto, to any or all employees of the corporation or its subsidiary corporations or to a trustee on their behalf, under a plan adopted or to be adopted by the directors for that purpose.

         The above paragraph notwithstanding, there are no pre-emptive rights when this corporation issues or offers securities in exchange for the outstanding securities of another corporation. Pre-emptive rights apply only to when this corporation sells, or offers for sale, securities for cash.

         There shall be no pre-emptive rights when this corporation issues or offers securities pursuant to the terms of a duly adopted dividend reinvestment plan.

                                   ARTICLE XIV

         The Board of Directors of the corporation may authorize any mortgage, deed of trust, pledge, or hypothecation of all or any part of the property of the corporation, real or personal, for the purpose of securing the payment or performance of any contract, note, bond or other obligation of the corporation, by obtaining prior shareholder approval of any and each such mortgage, deed of trust, pledge, or other hypothecation, by the vote or written consent of the holders of 75 per cent of the issued and outstanding common shares of stock of the corporation and 75 per cent or the issued and outstanding preferred shares or other class of shares of the corporation, and not otherwise.

                                   ARTICLE XV

                         A. CONTROL SHARE ACQUISITIONS:

         (1) Requirement of Shareholder Approval. If any person, partnership, corporation, trust, association or other entity,

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acting individually, collectively or in concert with a joint or common interest
(hereinafter referred to as "acquiring entity") seeks to acquire, directly or indirectly, shares of this corporation which would entitle such acquiring entity, immediately after such acquisition, either directly or indirectly, alone or with others, to exercise or direct the exercise of 10 per cent or more of the voting power of this corporation exercisable on amendments to these Articles, then such proposed acquisition, including any tender offer, bid, option, solicitation or agreement to purchase, (hereinafter called a "control share acquisition") shall not be made until after the acquiring entity has obtained prior authorization of the shareholders of this corporation at a special meeting called for that purpose.

         (2) Notice by Acquiring Entity. The Board of Directors of this corporation shall call a special meeting of shareholders to be held within fifty
(50) days after the receipt by this corporation of a statement from the acquiring entity delivered to this corporation at its principal place of business in Canfield, Ohio setting forth (i) the identity of the acquiring entity; (ii) the fact that the statement is delivered pursuant to this Article;
(iii) the number of shares or this corporation owned directly or indirectly by the acquiring entity; (iv) a description in reasonable detail of the price, consideration, number of shares to be acquired, terms and provisions of the proposed control share acquisition; and (v) representations of the acquiring entity, together with a statement in reasonable detail of the facts on which they are based, that the acquiring entity has received all necessary regulatory approvals and consents to make such control share acquisition, that the proposed control share acquisition if consummated, will not be contrary to law, and that the acquiring entity has the financial capacity and cash, securities or other consideration necessary to make the proposed control share acquisition. The Board of Directors shall have no obligation to call such a meeting if it determines in good faith by a vote of at least two-thirds of the entire Board that the proposed control share acquisition is contrary to law or cannot be consummated for financial reasons.

         (3) Required Vote. A control share acquisition may not be made or consummated until the proposed control share acquisition has been approved by the shareholders of this corporation at a special meeting called for such purpose with the necessary vote as herein prescribed. If the Board of Directors, by a vote of at least two-thirds of the entire Board, determines that the proposed control share acquisition will be made to all of this corporation's shareholders at the same time on a uniform and fair basis, for all of the outstanding shares of this corporation, (other than those shares which are already owned by the acquiring entity), then the proposed control share acquisition must be approved by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least a two-thirds majority of the voting power of this corporation exercisable on amendments to these Articles and by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least a two-thirds majority of such voting power excluding (i) shares which are already owned by the acquiring entity; (ii) shares which the acquiring entity has the right to vote, acquire, or control; and (iii) shares owned by employees of this corporation who are also directors of this corporation. Unless such a determination is made by the requisite vote of the Board of Directors, the proposed control share acquisition must be approved by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 80 per cent of the voting power of this corporation exercisable on amendments to these Articles and by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 80 per cent of that portion of such voting power excluding (i) the shares which are already owned by the acquiring entity; (ii) shares which the acquiring entity has the right to vote, acquire, or control; and (iii) shares owned by employees of this corporation who are also directors of this corporation.

         (4) Consummation of Control Share Acquisition. Any such control share acquisition which is authorized as aforesaid must be consummated in accordance with the terms set forth in the acquiring entity's notice to this corporation within 180 days following such shareholder approval.

         (5) Violation of Restriction: Exclusion from Voting. Any shares acquired in a control share acquisition not authorized as provided herein shall be excluded from voting in any subsequent meeting of the shareholders of this corporation.

         (6) Violation of Restriction: Stop transfer Instructions. The Secretary of this corporation shall direct the transfer agent

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of shares of the corporation to refuse to transfer shares on the books of this corporation which represent shares acquired in a control share acquisition not authorized as provided herein.

         (7) Exceptions. This Section shall not apply to any control share acquisition consummated in accordance with Section 1701.831 of the Ohio Revised Code on or before the effective date of this amendment to the Articles of Incorporation and thereafter this Article shall not apply if the control share acquisition is consummated in any of the following circumstances:

               (a) pursuant to a Business Combination effected in compliance with Section B of this Article and with the Ohio Revised Code;

               (b) pursuant to laws of descent and distribution;

               (c) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Section.

         (8) Relation to section 1701.831 of the Ohio Revised Code. Section 1701.831 of the Ohio Revised Code shall not apply to this corporation; provided, however, that if this Article shall be declared illegal or unenforceable, then
Section 1701.831 of the Ohio Revised Code shall apply to this corporation.

                            B. BUSINESS COMBINATIONS

         (1) Requirement of Shareholder Approval. No Business Combination, as hereinafter defined, may be consummated except upon approval by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 80 per cent of the voting power of this corporation exercisable on amendments to these Articles; provided, however, that a Business Combination which has been approved by a vote of at least two-thirds of the disinterested directors of this corporation, and which has been determined by such directors to be fair and equitable to all the shareholders of this corporation, may be consummated if it has been approved by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least a two-thirds majority of the voting power of this corporation exercisable on amendments to these Articles. A director shall be deemed to be disinterested if immediately prior to the consummation of the Business Combination he is not an affiliate of any of the other parties to the Business Combination. For the purpose of this Section an affiliate shall mean any person controlling, controlled by, or under common control with such other party and shall include any person who owns shares of an acquiring corporation representing ten per cent or more of the voting power of such corporation.

         (2) Definition of Business Combination. A Business Combination shall include:

               (a) A merger or consolidation of the corporation;

               (b) Any sale, lease, exchange, transfer or other disposition of all or substantially all the assets of this corporation;

               (c) The adoption of any plan of liquidation and dissolution of this corporation; and

               (d) Any reclassification of securities, recapitalization or reorganization which would increase, directly or indirectly, the proportionate equity interest or control by an acquiring entity; but shall not include any such transaction with an entity controlled by this corporation.

                                  C. AMENDMENT:

         This Article may only be amended, revised, or repealed and any provision in the other Articles of Incorporation or in the Regulations which are inconsistent with this Article may only be adopted by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 75 per cent of the voting power of this corporation exercisable on amendments to these Articles.